Investor Contact: Michael Greiner
Avanos Medical, Inc.
470-562-2692
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces Fourth Quarter and Full-Year 2023 Results

ALPHARETTA, Ga., Feb. 20, 2024/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported fourth quarter and full-year 2023 results.
“We were very pleased with the overall execution on our transformation initiative last year, which sets the foundation for more profitable growth in 2024 and for reaching our mid-term financial targets in 2025,” said Joe Woody, Avanos’s chief executive officer. Woody continued, “We believe we are poised to maintain the positive momentum in our Digestive Health portfolio and we are also confident that our strategy for the Pain Management and Recovery business will lead to sustainable growth as we enter 2024.”
2023 Financial Highlights
•Fourth quarter net sales from continuing operations totaled $173.3 million, a 4.6% decrease from the prior year. For the full-year, net sales from continuing operations decreased 1.6% to $673.3 million.
•Fourth quarter diluted earnings per share from continuing operations were $0.24 compared to diluted earnings per share of $0.21 per share a year ago, and fourth quarter adjusted diluted earnings per share from continuing operations were $0.36 compared to $0.45 in the prior year. 2023 full-year diluted loss per share from continuing operations were $0.21 compared to diluted earnings per share of $0.46 in the prior year, and adjusted diluted earnings per share from continuing operations were $1.03 compared to $1.00 in 2022.
•Fourth quarter free cash flow was an outflow of $3.4 million following an inflow of $25.2 million in the third quarter and compared to $28.8 million in the fourth quarter of last year. 2023 full-year free cash flow was $14.6 million compared to $71.6 million in 2022.
During 2023, we completed a number of important steps in furtherance of the three-year transformation initiative that we initiated in January 2023 (the “Transformation Process”). The Transformation Process is focused on four key priorities: optimizing our commercial organization; transforming our product portfolio; implementing cost management initiatives to enhance operating profitability; and continuing to efficiently deploy capital while maintaining a focused and disciplined approach to M&A.
On October 2, 2023, we completed the sale of substantially all of the assets of our respiratory health (RH) business (the “Divestiture”). This transaction was aimed at accelerating our efforts to focus our portfolio in markets where we believe we are well-positioned to succeed. As a result of the Divestiture, the RH business’s operating results are reflected as discontinued operations for all periods presented.
On July 24, 2023, we closed the acquisition of Diros Technology, Inc. (“Diros”). Based in Toronto, Canada, Diros is at the forefront of radiofrequency ablation, or RFA, technology used to treat chronic pain conditions. The addition of Diros’ unique RF TridentTM technology is expected to further enhance Avanos’ Pain Management and Recovery treatment options and complement our premium COOLIEF* Cooled Radiofrequency product offering. We believe the acquisition of Diros represents a significant addition to our product portfolio.
Fourth Quarter 2023 Operating Results From Continuing Operations
In the fourth quarter of 2023, net sales totaled $173.3 million, a 4.6% decrease compared to the prior year, primarily from lower hyaluronic acid (“HA”) portfolio sales, partially offset by favorable foreign currency translation effects.
Gross margin for the fourth quarter was 54.8% compared to 56.7% a year ago. Adjusted gross margin was 58.6% compared to 58.9% in the prior year. Gross profit margin decreased primarily due to product mix, partially offset by favorable currency exchange rates and manufacturing efficiencies.
Selling and general expenses as a percentage of net sales was 43.0% compared to 43.3% in the prior year period, primarily due to non-recurring expenses associated with our ongoing Transformation Process, the Diros acquisition and the Divestiture, as well as compliance costs associated with the EU Medical Device Regulation (the “EU MDR”).
Operating profit in the quarter was $11.2 million compared to $16.6 million in the fourth quarter of 2022. On an adjusted basis, operating profit was $27.1 million compared to $29.5 million a year ago.
Adjusted EBITDA for the quarter was $32.1 million compared to $33.7 million in the prior year.
Full-Year 2023 Operating Results From Continuing Operations
Net sales decreased 1.6% to $673.3 million in 2023 primarily due to lower volume in the Pain Management and Recovery portfolio (primarily lower sales of HA pain relief products), partially offset by continued strong demand for Digestive Health products. In addition to volume, 0.3% of favorable pricing was offset by 0.2% of unfavorable foreign currency translation effects.
Gross margin for 2023 was 56.4% compared to 57.6% in 2022. Adjusted gross margin was 59.1%, down from 59.9% last year due primarily to unfavorable product mix, partially offset by improved manufacturing efficiencies.
Selling and general expenses as a percentage of net sales were 49.8% compared to 47.7% in the prior year period, driven by higher selling costs, along with non-recurring expenses associated with our ongoing Transformation Process, the Divestiture and the Diros acquisition, as well as compliance costs associated with the EU MDR.
Operating income in 2023 was $4.2 million compared to $35.5 million in the prior year. On an adjusted basis, operating profit was $79.7 million compared to $73.2 million in 2022.
For the full-year, adjusted EBITDA totaled $98.9 million, compared to $91.2 million in the prior year.
Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the fourth quarter of 2023 was an outflow of $3.4 million, compared to an inflow of $28.8 million a year ago. For 2023, free cash flow was $14.6 million, compared to $71.6 million in the prior year.
At year-end 2023, the Company’s cash balance was $87.7 million compared to $127.7 million at year-end 2022. Total debt at the end of the fourth quarter totaled $168.0 million, consisting of borrowings of $118.8 million on the Company's term loan facility and $49.2 million on the revolving credit facility.
Discontinued Operations
Net sales from discontinued operations were $7.0 million in the three months ended December 31, 2023, compared to $35.9 million in the three months ended December 31, 2022. Net sales from discontinued operations were $100.9 million in the year ended December 31, 2023, compared to $135.9 million in the year ended December 31, 2022. We recognized a loss on disposal of the RH business, and accordingly, we recorded impairment of $70.8 million against assets in the disposal group, which is included in “(Loss) income from discontinued operations, net of tax.”
2024 Outlook

The Company expects 2024 net sales to be between $685 and $705 million, which assumes organic growth between 3% to 6%, excluding the impact of the product portfolio rationalization under the Transformation Process. Adjusted gross profit margins are expected to be between 59.5% and 60.5%, adjusted SG&A as a percentage of revenue is expected to be between 41% and 42%, and adjusted diluted earnings per share are expected to be between $1.30 to $1.45.
Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted net income
•Adjusted diluted earnings per share
•Adjusted gross and operating profit
•Adjusted effective tax rate
•Adjusted EBITDA
•Free cash flow
These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Incremental expenses associated with altering operations in response to the COVID-19 pandemic.
•Expenses associated with restructuring and transformation activities, including IT-related charges.
•Expenses associated with post-divestiture transition activities.
•The amortization of intangible assets associated with prior business acquisitions.
•Expenses associated with certain litigation matters.
•Compliance with the EU MDR.
•Certain acquisition and integration charges related to the acquisition of OrthogenRx and Game Ready.
•The tax effects of certain adjusting items.
•The benefit associated with tax effects of the CARES Act.
•The positive or negative effect of changes in currency exchange rates during the year.
The Company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the Company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the Company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the Company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of the Company’s ongoing business operations.
Additionally, the Compensation Committee of the Company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the Company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Our competitors may define these non-GAAP financial measures differently, and as a result, our measure of these non-GAAP financial measures may not be directly comparable to those of other companies. Items excluded from these non-GAAP financial measures are significant components in understanding and assessing financial performance. These non-GAAP financial measures are supplemental measures of operating performance that do not represent, and should not be considered in isolation or as an alternative to, or substitute for, the financial statement data presented in our consolidated financial statements as indicators of financial performance. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures as supplemental information.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.
Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 5134094. A webcast of the call will also be archived in the Investors section on the Avanos website.
About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.
Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; shortages in drugs used in our Surgical Pain and Recovery products or other disruptions in our supply chain; the ongoing conflicts between Russia and Ukraine and in the Middle East; our ability to successfully execute on or achieve the expected benefits of the Transformation Process or our divestiture, acquisition or merger transactions; inflationary pressures; rising interest rates; financial conditions affecting the banking system and the potential threats to solvency of commercial banks; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net Sales	$173.3	$181.6	$673.3	$684.1
Cost of products sold	78.3	78.7	293.6	289.9
Gross Profit	95.0	102.9	379.7	394.2
Research and development expenses	6.8	7.2	27.2	29.2
Selling and general expenses	74.5	78.7	335.0	326.5
Other expense (income), net	2.5	0.4	13.3	3.0
Operating Income	11.2	16.6	4.2	35.5
Interest income	1.0	0.7	2.9	1.2
Interest expense	(3.3)	(3.0)	(15.0)	(10.0)
Income Before Income Taxes	8.9	14.3	(7.9)	26.7
Income tax benefit (provision)	2.1	(4.6)	(2.0)	(5.2)
Income (Loss) from Continuing Operations	11.0	9.7	(9.9)	21.5
(Loss) Income from discontinued operations, net of tax	(0.5)	7.2	(51.9)	29.0
Net Income (Loss)	$10.5	$16.9	$(61.8)	$50.5

Interest expense, net	2.3	2.3	12.1	8.8
Income tax (provision) benefit	(3.4)	7.0	2.9	14.7
Depreciation and amortization	11.5	13.4	46.1	47.7
EBITDA	$20.9	$39.6	$(0.7)	$121.7

Earnings (Loss) Per Share
Basic
Continuing operations	$0.24	$0.21	$(0.21)	$0.46
Discontinued operations	$(0.01)	$0.15	$(1.11)	$0.62
Basic (Loss) Earnings Per Share	$0.23	$0.36	$(1.32)	$1.08

Diluted
Continuing operations	$0.24	$0.21	$(0.21)	$0.46
Discontinued operations	$(0.01)	$0.15	$(1.11)	$0.61
Diluted (Loss) Earnings Per Share	$0.23	$0.36	$(1.32)	$1.07

Common Shares Outstanding
Basic	46.2	46.5	46.6	46.9
Diluted	46.6	47.0	46.6	47.3

AVANOS MEDICAL, INC.
Discontinued Operations Summary
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net Sales	$7.0	$35.9	$100.9	$135.9
Cost of products sold	11.0	21.9	68.8	80.1
Gross Profit	(4.0)	14.0	32.1	55.8
Research and development expenses	—	0.3	0.8	1.4
Selling, general and other expenses	(0.7)	3.9	11.2	15.4
Pretax gain (loss) on classification as discontinued operations	(1.5)	—	70.8	—
Other expense, net	—	0.2	0.3	0.5
Operating (loss) income	(1.8)	9.6	(51.0)	38.5
Income tax benefit (provision) from discontinued operations	1.3	(2.4)	(0.9)	(9.5)
(Loss) Income from discontinued operations, net of tax	$(0.5)	$7.2	$(51.9)	$29.0

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$95.0	$(4.0)	$91.0	$102.9	$14.0	$116.9
Acquisition and integration-related charges	0.4	—	0.4	—	—	—
Restructuring and transformation charges	2.4	—	2.4	—	—	—
Divestiture related charges	—	1.4	1.4	—	—	—
EU MDR Compliance	—	—	—	(0.2)	—	(0.2)
Intangibles amortization	3.8	—	3.8	4.3	—	4.3
As adjusted non-GAAP	$101.6	$(2.6)	$99.0	$107.0	$14.0	$121.0
Gross profit margin, as reported	54.8%	(57.1)%	50.5%	56.7%	39.0%	53.7%
Gross profit margin, as adjusted	58.6%	(37.1)%	54.9%	58.9%	39.0%	55.6%

	Gross Profit
	Year Ended December 31, 2023			Year Ended December 31, 2022
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$379.7	$32.1	$411.8	$394.2	$55.8	$450.0
Acquisition and integration-related charges	0.4	—	0.4	1.4	—	1.4
Restructuring and transformation charges	3.0	—	3.0	—	—	—
Divestiture related charges	—	1.4	1.4	—	—	—
EU MDR Compliance	—	—	—	—	—	—
Intangibles amortization	14.6	—	14.6	14.4	—	14.4
As adjusted non-GAAP	$397.7	$33.5	$431.2	$410.0	$55.8	$465.8
Gross profit margin, as reported	56.4%	31.8%	53.2%	57.6%	41.1%	54.9%
Gross profit margin, as adjusted	59.1%	33.2%	55.7%	59.9%	41.1%	56.8%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Operating Profit (Loss)
	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$11.2	$(1.8)	$9.4	$16.6	$9.6	$26.2
Acquisition and integration-related charges	0.9	—	0.9	0.4	—	0.4
Restructuring and transformation charges(a)	5.2	—	5.2	—	—	—
Divestiture related charges	0.9	—	0.9	—	—	—
Estimated loss on Divestiture	—	(1.5)	(1.5)	—	—
EU MDR Compliance(b)	0.9	—	0.9	1.5	—	1.5
Litigation and legal	1.5	—	1.5	—	—	—
Other items(c)	—	—	—	3.8	—	3.8
Intangibles amortization	6.5	—	6.5	7.2	0.5	7.7
As adjusted non-GAAP	$27.1	$(3.3)	$23.8	$29.5	$10.1	$39.6

	Operating Profit
	Year Ended December 31, 2023			Year Ended December 31, 2022
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$4.2	$(51.0)	$(46.8)	$35.5	$38.5	$74.0
Acquisition and integration-related charges	3.3	—	3.3	3.4	—	3.4
Restructuring and transformation charges(a)	28.2	—	28.2	—	—	—
Divestiture related charges	6.0	0.8	6.8	—	—	—
Estimated loss on Divestiture	—	70.8	70.8	—	—	—
EU MDR Compliance(b)	3.7	—	3.7	6.9	—	6.9
Litigation and legal	10.0	—	10.0	—	—	—
Other items(c)	—	—	—	3.8	—	3.8
Intangibles amortization	24.3	0.8	25.1	23.6	2.1	25.7
As adjusted non-GAAP	$79.7	$21.4	$101.1	$73.2	$40.6	$113.8
__________________________________________________
(a) Expenses incurred for the Transformation Process are included in “Costs of products sold,” “Research and development,” “Selling and general expenses” and “Other expense, net” on the Condensed Consolidated Income Statements.
(b) In the three months ended December 31, 2023 and 2022, EU MDR Compliance related charges are included in “Selling and general expenses” on the Condensed Consolidated Income Statements. In the years ended December 31, 2023 and 2022, EU MDR Compliance related charges are included in “Costs of products sold” and “Selling and general expenses” on the Condensed Consolidated Income Statements.
(c) Other items in the three months and year ended December 31, 2022 includes $2.6 million of consulting costs associated with evaluation and overall scope and alternatives for transforming our business and $1.2 million for the impairment of certain assets associated with research and development projects that were cancelled.

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Income (Loss) Before Taxes
	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$8.9	$(1.8)	$7.1	$14.3	$9.6	$23.9
Acquisition and integration-related charges	0.9	—	0.9	0.4	—	0.4
Restructuring and transformation charges	5.2	—	5.2	—	—	—
Divestiture related charges	0.9	—	0.9	—	—	—
Estimated loss on divestiture	—	(1.5)	(1.5)	—	—	—
EU MDR Compliance	0.9	—	0.9	1.5	—	1.5
Litigation and legal	1.5	—	1.5	—	—	—
Other items	—	—	—	3.8	—	3.8
Intangibles amortization	6.5	—	6.5	7.2	0.5	7.7
As adjusted non-GAAP	$24.8	$(3.3)	$21.5	$27.2	$10.1	$37.3

	(Loss) Income Before Taxes
	Year Ended December 31, 2023			Year Ended December 31, 2022
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$(7.9)	$(51.0)	$(58.9)	$26.7	$38.5	$65.2
Acquisition and integration-related charges	3.3	—	3.3	3.4	—	3.4
Restructuring and transformation charges	28.2	—	28.2	—	—	—
Divestiture related charges	6.0	0.8	6.8	—	—	—
Estimated loss on Divestiture	—	70.8	70.8	—	—	—
EU MDR Compliance	3.7	—	3.7	6.9	—	6.9
Litigation and legal	10.0	—	10.0	—	—	—
Intangibles amortization	24.3	0.8	25.1	23.6	2.1	25.7
Other items	—	—	—	3.8	—	3.8
Loss on extinguishment of debt	—	—	—	1.1	—	1.1
As adjusted non-GAAP	$67.6	$21.4	$89.0	$65.5	$40.6	$106.1

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Tax Benefit (Provision)
	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$2.1	$1.3	$3.4	$(4.6)	$(2.4)	$(7.0)
Tax effects of adjusting items	(10.3)	—	(10.3)	(1.9)	(0.9)	(2.8)
Effects of the CARES Act and other	—	—	—	0.5	—	0.5
As adjusted non-GAAP	$(8.2)	$1.3	$(6.9)	$(6.0)	$(3.3)	$(9.3)
Effective tax rate, as reported	23.6%	72.2%	(47.9)%	32.2%	(25.0)%	29.3%
Effective tax rate, as adjusted	33.2%	39.4%	32.3%	22.1%	(32.7)%	24.9%

	Tax Provision
	Year Ended December 31, 2023			Year Ended December 31, 2022
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$(2.0)	$(0.9)	$(2.9)	$(5.2)	$(9.5)	$(14.7)
Tax effects of adjusting items	(17.8)	(4.4)	(22.2)	(9.5)	(0.4)	(9.9)
Effects of the CARES Act and other	—	—	—	(3.3)	—	(3.3)
As adjusted non-GAAP	$(19.8)	$(5.3)	$(25.1)	$(18.0)	$(9.9)	$(27.9)
Effective tax rate, as reported	25.3%	1.8%	4.9%	19.5%	24.7%	22.5%
Effective tax rate, as adjusted	29.3%	24.8%	28.2%	27.5%	24.4%	26.3%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net Income (Loss)
	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$11.0	$(0.5)	$10.5	$9.7	$7.2	$16.9
Acquisition and integration-related charges	0.9	—	0.9	0.4	—	0.4
Restructuring and transformation charges	5.2	—	5.2	—	—	—
Divestiture related charges	0.9	—	0.9	—	—	—
Estimated loss on divestiture	—	(1.5)	(1.5)	—	—	—
EU MDR Compliance	0.9	—	0.9	1.5	—	1.5
Litigation and legal	1.5	—	1.5	—	—	—
Other items	—	—	—	3.8	—	3.8
Intangibles amortization	6.5	—	6.5	7.2	0.5	7.7
Tax effects of adjusting items	(10.3)	—	(10.3)	(1.9)	(0.9)	(2.8)
Tax effects of the CARES Act and other	—	—	—	0.5	—	0.5
As adjusted non-GAAP	$16.6	$(2.0)	$14.6	$21.2	$6.8	$28.0
Diluted (loss) earnings per share, as reported	$0.24	$(0.01)	$0.23	$0.21	$0.15	$0.36
Diluted earnings per share, as adjusted	$0.36	$(0.04)	$0.32	$0.45	$0.15	$0.60

	Net (Loss) Income
	Year Ended December 31, 2023			Year Ended December 31, 2022
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$(9.9)	$(51.9)	$(61.8)	$21.5	$29.0	$50.5
Acquisition and integration-related charges	3.3	—	3.3	3.4	—	3.4
Restructuring and transformation charges	28.2	—	28.2	—	—	—
Divestiture related charges	6.0	0.8	6.8	—	—	—
Estimated loss on divestiture	—	70.8	70.8	—	—	—
EU MDR Compliance	3.7	—	3.7	6.9	—	6.9
Litigation and legal	10.0	—	10.0	—	—	—
Other items	—	—	—	3.8	—	3.8
Intangibles amortization	24.3	0.8	25.1	23.6	2.1	25.7
Loss on extinguishment of debt	—	—	—	1.1	—	1.1
Tax effects of adjusting items	(17.8)	(4.4)	(22.2)	(9.5)	(0.4)	(9.9)
Tax effects of the CARES Act and other	—	—	—	(3.3)	—	(3.3)
As adjusted non-GAAP	$47.8	$16.1	$63.9	$47.5	$30.7	$78.2
Diluted (loss) earnings per share, as reported	$(0.21)	$(1.11)	$(1.32)	$0.46	$0.61	$1.07
Diluted earnings per share, as adjusted	$1.03	$0.35	$1.38	$1.00	$0.65	$1.65
-

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Selling, General and Administrative Expenses
	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$74.5	$(0.7)	$73.8	$78.7	$3.9	$82.6
Acquisition and integration-related charges	(0.5)	—	(0.5)	(0.4)	—	(0.4)
Restructuring and transformation charges	(2.0)	—	(2.0)	—	—	—
Divestiture related charges	(0.9)	0.8	(0.1)	—	—	—
EU MDR Compliance	(0.9)	—	(0.9)	(1.7)	—	(1.7)
Other items	—	—		(2.7)	—	(2.7)
Intangibles amortization	(2.7)	—	(2.7)	(2.8)	(0.5)	(3.3)
As adjusted non-GAAP	$67.5	$0.1	$67.6	$71.1	$3.4	$74.5
SG&A as a percentage of revenue, as reported	43.0%	(10.0)%	40.9%	43.3%	10.9%	38.0%
SG&A as a percentage of revenue, as adjusted	38.9%	1.4%	37.5%	39.2%	9.5%	34.2%

	Selling, General and Administrative Expenses
	Year Ended December 31, 2023			Year Ended December 31, 2022
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$335.0	$11.2	$346.2	$326.5	$15.4	$341.9
Acquisition and integration-related charges	(1.5)	—	(1.5)	(2.0)	—	(2.0)
Restructuring and transformation charges	(22.5)	—	(22.5)	—	—	—
Divestiture related charges	(6.0)	—	(6.0)	—	—	—
EU MDR Compliance	(3.7)	—	(3.7)	(7.0)	—	(7.0)
Other items	—	—	—	(2.7)	—	(2.7)
Intangibles amortization	(9.7)	(0.8)	(10.5)	(9.2)	(2.1)	(11.3)
As adjusted non-GAAP	$291.6	$10.4	$302.0	$305.6	$13.3	$318.9
SG&A as a percentage of revenue, as reported	49.8%	11.1%	44.7%	47.7%	11.3%	41.7%
SG&A as a percentage of revenue, as adjusted	43.3%	10.3%	39.0%	44.7%	9.8%	38.9%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	EBITDA
	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
Net income (loss)	$11.0	$(0.5)	$10.5	$9.7	$7.2	$16.9
Interest expense, net	2.3	—	2.3	2.3	—	2.3
Income tax benefit (provision)	(2.1)	(1.3)	(3.4)	4.6	2.4	7.0
Depreciation	5.0	—	5.0	4.2	1.5	5.7
Amortization	6.5	—	6.5	7.2	0.5	7.7
EBITDA	22.7	(1.8)	20.9	28.0	11.6	39.6
Acquisition and integration-related charges	0.9	—	0.9	0.4	—	0.4
Restructuring and transformation charges	5.2	—	5.2	—	—	—
Divestiture related charges	0.9	—	0.9	—	—	—
Estimated loss on divestiture	—	(1.5)	(1.5)	—	—	—
EU MDR Compliance	0.9	—	0.9	1.5	—	1.5
Other items	—	—	—	3.8	—	3.8
Litigation and legal	1.5	—	1.5	—	—	—
Adjusted EBITDA	$32.1	$(3.3)	$28.8	$33.7	$11.6	$45.3

	EBITDA
	Year Ended December 31, 2023			Year Ended December 31, 2022
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
Net (loss) income	$(9.9)	$(51.9)	$(61.8)	$21.5	$29.0	$50.5
Interest expense, net	12.1	—	12.1	8.8	—	8.8
Income tax benefit (provision)	2.0	0.9	2.9	5.2	9.5	14.7
Depreciation	19.2	1.8	21.0	18.0	4.0	22.0
Amortization	24.3	0.8	25.1	23.6	2.1	25.7
EBITDA	47.7	(48.4)	(0.7)	77.1	44.6	121.7
Acquisition and integration-related charges	3.3	—	3.3	3.4	—	3.4
Restructuring and transformation charges	28.2	—	28.2	—	—	—
Divestiture related charges	6.0	0.8	6.8	—	—	—
Estimated loss on divestiture	—	70.8	70.8	—	—	—
EU MDR Compliance	3.7	—	3.7	6.9	—	6.9
Other items	—	—	—	3.8	—	3.8
Litigation and legal	10.0	—	10.0	—	—	—
Adjusted EBITDA	$98.9	$23.2	$122.1	$91.2	$44.6	$135.8

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Free Cash Flow
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cash provided by operating activities	$2.5	$33.7	$32.4	$90.9
Capital expenditures	(5.9)	(4.9)	(17.8)	(19.3)
Free Cash Flow	$(3.4)	$28.8	$14.6	$71.6

2024 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$0.63	to	$0.87
Intangibles amortization	0.37	to	0.34
Restructuring and transformation charges	0.08	to	0.06
Divestiture related charges	0.12	to	0.10
Other	0.10	to	0.08
Adjusted diluted earnings per share (non-GAAP)	$1.30	to	$1.45

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	As of December 31,
	2023	2022
ASSETS
Current Assets
Cash and cash equivalents	$87.7	$127.7
Accounts receivable, net of allowances	142.8	167.9
Inventories	163.2	132.3
Prepaid expenses and other current assets	28.8	13.9
Assets held for sale	64.5	182.3
Total Current Assets	487.0	624.1
Property, Plant and Equipment, net	117.2	118.6
Operating Lease Right of Use Assets	26.8	27.5
Goodwill	796.1	760.3
Other Intangible Assets, net	239.5	234.2
Deferred Tax Assets	6.5	4.6
Other Assets	19.3	17.6
TOTAL ASSETS	$1,692.4	$1,786.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$8.6	$6.2
Current portion of operating lease obligation	12.8	12.0
Trade accounts payable	56.3	67.9
Accrued expenses	93.2	97.8
Liabilities held for sale	63.7	7.1
Total Current Liabilities	234.6	191.0
Long-Term Debt	159.4	226.3
Operating Lease Obligation	28.3	32.5
Deferred Tax Liabilities	23.8	25.4
Other Long-Term Liabilities	10.0	20.5
TOTAL LIABILITIES	456.1	495.7
Stockholders’ Equity	1,236.3	1,291.2
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,692.4	$1,786.9

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating Activities
Net income (loss)	$10.5	$16.9	$(61.8)	$50.5
Depreciation and amortization	11.5	13.4	46.1	47.7
Loss on RH disposal	(1.4)	—	70.8	—
Net loss on asset dispositions	0.8	1.1	1.9	1.1
Changes in operating assets and liabilities	(3.0)	(1.6)	(18.0)	(24.3)
Deferred income taxes and other	(15.9)	3.9	(6.6)	15.9
Cash Provided by Operating Activities	2.5	33.7	32.4	90.9
Investing Activities
Capital expenditures	(5.9)	(4.9)	(17.8)	(19.3)
Proceeds from the RH divestiture	89.0	—	89.0	—
Acquisition of assets and investments in businesses	(2.1)	—	(49.6)	(116.1)
Cash Provided by Used in Investing Activities	81.0	(4.9)	21.6	(135.4)
Financing Activities
Proceeds from issuance of secured debt	—	—	—	250.0
Secured debt repayments	(1.6)	(1.6)	(4.7)	(126.6)
Revolving credit facility proceeds	—	—	55.0	150.0
Revolving credit facility repayments	(95.0)	(20.0)	(115.0)	(170.0)
Purchase of treasury stock	(6.2)	(0.4)	(19.1)	(45.5)
Payment of debt issuance costs	—	—	—	(2.9)
Proceeds from the exercise of stock options	(0.2)	0.1	1.3	1.7
Payment of contingent consideration liabilities	(1.5)	—	(11.7)	—
Cash (Used in) Provided by Financing Activities	(104.5)	(21.9)	(94.2)	56.7
Effect of Exchange Rate Changes on Cash and Cash Equivalents	1.6	3.8	0.2	(3.0)
Increase in Cash and Cash Equivalents	(19.4)	10.7	(40.0)	9.2
Cash and Cash Equivalents - Beginning of Period	107.1	117.0	127.7	118.5
Cash and Cash Equivalents - End of Period	$87.7	$127.7	$87.7	$127.7

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Change	2023	2022	Change
Digestive health	$94.8	$92.9	2.0%	$371.6	$340.4	9.2%
Pain Management and Recovery:
Surgical pain and recovery	35.6	41.3	(13.8)%	139.2	160.1	(13.1)%
Interventional pain	42.9	47.4	(9.5)%	162.5	183.6	(11.5)%
Total Pain Management and recovery	78.5	88.7	(11.5)%	301.7	343.7	(12.2)%
Total Net Sales	$173.3	$181.6	(4.6)%	$673.3	$684.1	(1.6)%

	Total	Volume	Pricing/Mix	Currency	Other
Net Sales - percentage change - QTD	(4.6)%	(4.3)%	(0.8)%	0.5%	—%
Net Sales - percentage change - YTD	(1.6)%	(1.7)%	0.3%	(0.2)%	—%